                                                                   EXHIBIT 10.20

                           RESTRICTED STOCK AGREEMENT
                            FOR NON-EMPLOYEE DIRECTOR

      THIS RESTRICTED STOCK AGREEMENT (the "Agreement"), made this ____ day of ___________, 20__, between Health Care REIT, Inc., a Delaware corporation (the "Corporation"), and ______________ (the "Director").

                                   WITNESSETH:

      WHEREAS, the Director serves as a member of the Board of Directors of the Corporation; and

      WHEREAS, the Corporation maintains the Health Care REIT, Inc. Stock Plan for Non-Employee Directors (the "Plan") in order to secure for the Corporation and its stockholders the benefits inherent in increased ownership of common stock of the Corporation by those members of the Corporation's Board of Directors who are not employed by the Corporation; and

      WHEREAS, the terms of the Plan provide that each eligible member of the Board of Directors shall be granted shares of restricted stock at the time of the regular January meeting of the Board each year, on the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the past and future services the Director has provided to the Corporation as a member of the Board, and the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

      1.    GRANT OF RESTRICTED STOCK.

            The Corporation hereby grants to the Director a total of ____________ (______) shares of the common stock, $1.00 par value per share, of the Corporation (the "Restricted Shares"), subject to the transfer restrictions, vesting schedule and other conditions set forth in this Agreement. The Director shall not be required to make any payment to the Corporation (other than his or her services as a director) in exchange for such Restricted Shares.

            As provided in Section 4, the Corporation shall cause the Restricted Shares to be issued and a stock certificate or certificates representing the Restricted Shares to be registered in the name of the Director promptly upon execution of this Agreement. On or before the date of execution of this Agreement, the Director shall deliver to the Corporation one or more stock powers endorsed in blank relating to the Restricted Shares.

      2.    RESTRICTIONS.

            The Director shall have all of the rights and privileges of a stockholder of the Corporation with respect to the Restricted Shares, including voting rights and the right to receive dividends paid with respect to the Restricted Shares, except that the following restrictions shall apply until such time as these restrictions lapse under Section 3 or any other provision of this Agreement:

            (a) the Director shall not be entitled to delivery of the certificate or certificates for the Restricted Shares until the restrictions imposed by this Agreement have lapsed with respect to the Restricted Shares;

            (b) the Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Director before these restrictions have lapsed, except with the consent of the Corporation; and

            (c) the Restricted Shares shall be subject to forfeiture upon termination of the Director's service on the Board of Directors to the extent set forth in Section 6 below.

If the Restricted Shares become vested under Section 3 below (or Sections 6, 7 or 8), such newly vested shares shall no longer be subject to the preceding restrictions and shall no longer be considered Restricted Shares.

            Any attempt to dispose of Restricted Shares in a manner contrary to the restrictions set forth in this Agreement shall be ineffective.

      3.    VESTING; WHEN RESTRICTIONS LAPSE.

            The Restricted Shares shall vest in three annual installments, on ___________, 20__ and the next two anniversaries of such date, or at such earlier time as the restrictions may lapse pursuant to Sections 6, 7 or 8 of this Agreement. In the absence of any accelerated vesting and lapse of the restrictions under Sections 6, 7 or 8, the restrictions set forth in this Agreement shall lapse with respect to the following numbers of shares on the following dates:

                                      NUMBER OF SHARES
DATE                                 THAT BECOME VESTED
----                                 ------------------
_________, 20__                         _____ shares

_________, 20__                         _____ shares

_________, 20__                         _____ shares

      4.    ISSUANCE OF STOCK CERTIFICATES FOR SHARES.

            The stock certificate or certificates representing the Restricted Shares shall be issued promptly following the execution of this Agreement, and shall be delivered to the Corporate Secretary or such other custodian as may be designated by the Corporation, to be held until the restrictions lapse under Sections 3, 6, 7 or 8. Such stock certificate or certificates shall bear the following legend:

      "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and Health Care REIT, Inc. Copies of such Agreement are on file in the offices of the Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, Toledo, Ohio 43604."

Once the restrictions imposed by this Agreement have lapsed with respect to the Restricted Shares, the stock certificate or certificates for such Restricted Shares shall be returned and exchanged for a new unlegended stock certificate representing the newly vested shares. The new certificates shall be delivered to the Director (or to the person to whom the rights of the Director shall have passed by will or the laws of descent and distribution) promptly after the date on which the restrictions imposed with respect to such shares have lapsed.

      5.    NO TAX WITHHOLDING.

            Whenever the restrictions on the Director's rights to some or all of the Restricted Shares lapse under Section 3 (or on an accelerated basis pursuant to Sections 6, 7 or 8 of this Agreement), the Corporation shall notify the Director of the amount of tax which the Director incurs under applicable federal, state and local tax laws. The Corporation will not withhold such taxes, and the Director acknowledges that the Director may need to adjust his or her estimated tax payments to take the additional taxable income into account.

      6.    TERMINATION OF SERVICE ON THE BOARD.

            (a) Except as provided in Sections 6(b) or 6(c) below, if the Director resigns from service as a member of the Board of Directors, decides not to stand for reelection at the expiration of the Director's term of office, is not nominated by the Board to stand for election at the Annual Stockholders' Meeting at which the Director's term of office expires, or, if nominated, is not reelected, then any shares of Restricted Stock held by the Director which have not yet vested shall remain subject to the restrictions imposed by this Agreement and shall vest as provided in Section 3.

            (b) If the Director is removed from the Board by the stockholders of the Corporation for cause, or the Director resigns or decides not to stand for reelection following delivery of notice to the stockholders of a proposal to remove the Director for cause (for these purposes, cause shall include, but not be limited to, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform the Director's duties and responsibilities for any reason other than illness or incapacity), then all unvested shares of Restricted Stock then held by the Director shall immediately be forfeited.

            (c) If the Director ceases to serve as a member of the Board prior to the end of the Director's term as a result of the Director's total disability, or as a result of retirement after age 65, vesting shall be accelerated, all remaining restrictions imposed on the Restricted Shares by this Agreement shall lapse immediately, and stock certificates for the shares may be delivered to the Director, free of any transfer restrictions.

      7.    EFFECT OF DEATH.

            If the Director dies before the restrictions imposed on the Restricted Shares have otherwise lapsed, vesting shall be accelerated, the restrictions imposed on the Restricted Shares by this Agreement shall lapse immediately, and stock certificates for the shares shall be delivered to the Director's executor, administrator, or any person to whom the Restricted Shares may be transferred by the Director's will or by the laws of descent.

      8.    EFFECT OF CHANGE IN CORPORATE CONTROL.

            Notwithstanding the restrictions imposed on the Restricted Shares by this Agreement, vesting shall be accelerated, all such restrictions shall lapse immediately, and the Restricted Shares shall become freely transferable immediately in the event of a Change in Corporate Control.

            For purposes of this Section 8, a "Change in Corporate Control" shall include any of the following events:

            (a) The acquisition in one or more transactions of more than twenty percent of the Corporation's outstanding Common Stock (or the equivalent in voting power of any class or classes of securities of the Corporation entitled to vote in elections of directors) by any corporation, or other person or group (within the meaning of Section 14(d)(3) of the Securities Exchange Act of 1934, as amended);

            (b) Any transfer or sale of substantially all of the assets of the Corporation, or any merger or consolidation of the Corporation into or with another corporation in which the Corporation is not the surviving entity;

            (c) Any election of persons to the Board of Directors which causes a majority of the Board of Directors to consist of persons other than "Continuing Directors." For this purpose, those persons who were members of the Board of Directors on May 6, 2004, shall be "Continuing Directors." Any person who is nominated for election as a member of the Board after May 6, 2004, shall also be considered a "Continuing Director" for this purpose if, and only if, his or her nomination for election to the Board of Directors is approved or recommended by a majority of the members of the Board (or of the relevant Nominating Committee) and at least five (5) members of the Board are themselves Continuing Directors at the time of such nomination; or

            (d) Any person, or group of persons, announces a tender offer for at least twenty percent (20%) of the Corporation's Common Stock.

      9.    SECURITIES LAWS.

            The Corporation may from time to time impose such conditions on the transfer of the Restricted Shares as it deems necessary or advisable to ensure that any transfers of the Restricted Shares will satisfy the applicable requirements of federal and state securities laws.

Such conditions may include, without limitation, the partial or complete suspension of the right to transfer the Restricted Shares until the Restricted Shares have been registered under the Securities Act of 1933, as amended.

      10.   GRANT NOT TO AFFECT STATUS AS DIRECTOR.

            Neither this Agreement nor the Restricted Shares granted hereunder shall confer upon the Director any right to continue the Director's service as a member of the Board of Directors of the Corporation.

      11.   MISCELLANEOUS.

            (a) This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.

            (b) The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.

            (c) The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to principles of conflicts of law; provided, however, that matters of corporate law, including the issuance of shares of Common Stock, shall be governed by the Delaware General Corporation Law.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

ATTEST:                                      HEALTH CARE REIT, INC.


______________________________________       By:____________________________
Vice President and Corporate Secretary            Chairman and
                                                  Chief Executive Officer

                                             DIRECTOR:


______________________________________       ________________________________